Exhibit 10-7

                               FIRST AMENDMENT TO
                            THE PEOPLES NATIONAL BANK
                          SALARY CONTINUATION AGREEMENT
                               DATED JULY 7, 1998
                                RALPH R. RIDGEWAY

     THIS AMENDMENT executed on this 13th day of February, 2003, by and between THE PEOPLES NATIONAL BANK, a national banking association, located in Easley, South Carolina (the "Company") and RALPH R. RIDGEWAY (the "Executive").

     On July 7, 1998, the Company and the Executive executed THE PEOPLES NATIONAL BANK SALARY CONTINUATION AGREEMENT (the "Agreement").

     The undersigned hereby amends, in part, said Agreement for the purpose of:

     1) increasing the Normal Retirement Benefit;

     2) adding the following definitions:

          (i) a second Simulated Coast of Funds Investment,

          (ii) a second Simulated Investment;

          (iii) a second Retirement Account; and

          (iv) a second Simulated Investment Rate;

     3) adding an additional Disability benefit;

     4) modifying the Simulated Investment;

     5) modifying the additional Disability benefit;

     6) adding an Effective Date for the First Amendment; and

     7) updating the Claims Procedure. Therefore,

     Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced with a new Section 2.1.1 as follows:

     2.1.1 "Amount of Benefit" The annual benefit under this Section 2.1 is $47,714 increased by four percent (4%) each Plan Year between the First Amendment Effective Date and the Executive's Normal Retirement Date.

     A new Section 1.1.19 shall be added to the Agreement as follows:

        1.1.19 "Simulated Cost of Funds Investment II" means the value of an investment comprised of principal and accumulated after-tax interest earnings. The initial investment of principal is assumed to be $191,000 on December 31, 2002. In determining the value of the Simulated Cost of Funds Investment II, the following assumptions are to be used:

     (1) the interest shall accrue monthly;

     (2) the interest shall compound annually on the Anniversary Date; and

     (3) the after-tax interest rate shall equal the Company's after-tax average cost of funds from the Company's third quarter Call Report ending within the Plan Year as filed with the Federal Reserve.

     Section 1.1.15 of the Agreement shall be deleted in its entirety and replaced with a new Section 1.1.15 as follows:

     1.1.15 "Simulated Investment" means the following life insurance contract:

         Insurance Company:                West Coast Life Insurance Co.
         Policy Type:                      Flexible Premium Universal Life
         Insured's Age and Sex:            51, male
         Riders:                           None
         Ratings:                          None
         Option:                           A
         Single Premium:                   $ 400,400
         Net Life Insurance:               $ 609,600
         Total Death Benefits:             $1,010,000
         Assumed Purchase Date:            September 26,1997

The investment specified above is for use in measuring the Disability Benefit in
Section 2.3.3 of this Agreement. The Company can change the Simulated Investment only with the Executive's prior written agreement.

     A new Section 1.1.20 shall be added to the Agreement as follows:

     1.1.20 "Simulated Investment II" means the following life insurance contract:

         Insurance Company:                 Southland Life Insurance Co.
         Policy Type:                       Flexible Premium Universal Life
         Insured's Age and Sex:             57, male
         Riders:                            None
         Ratings:                           Tobacco, Table E
         Option:                            A
         Single Premium:                    $ 300,000
         Net Life Insurance:                $ 191,000
         Total Death Benefits:              $ 491,000
         Assumed Purchase Date:             December 31, 2002

The investment specified above is for use in measuring the Disability Benefit in
Section 2.3.4 of this Agreement. The Company can change the Simulated Investment II only with the Executive's prior written agreement.

          A new Section 1.1.21 shall be added to the Agreement as follows:

     1.1.21 "Retirement Account II" means the hypothetical account established on the Company's books for the Executive. The Retirement Account II as of any date shall be determined by subtracting the value of the Simulated Cost of Funds Investment II from the value of the Simulated Investment II and dividing the difference by the "adjustment rate." For purposes of this paragraph, the adjustment rate shall mean the figure equal to one minus the Company's highest marginal federal and state income tax rate for the previous calendar year.

     A new Section 1.1.22 shall be added to the Agreement as follows:

     1.1.22 "Simulated Investment Rate II" means the after-tax rate of return on the Simulated Investment II. The Simulated Investment Rate II shall not include receipt of the policy's death benefits.

     A new Section 1.1.23 shall be added to the Agreement as follows:

     1.1.23 "First Amendment Effective Date" means February 1, 2003.

     Section 2.3.3 of the Agreement shall be deleted in its entirety and replaced with a new Section 2.3.3 as follows:

     2.3.3  Payment  of  Additional   Disability  Amount.  In  addition  to  the
Disability payment described in Section 2.3.2, the Executive shall receive an annual benefit beginning at Termination of Employment under this Section 2.3.3 provided that the Executive incurs Disability prior to attaining his Normal Retirement Age. If the Executive incurs Disability prior to attaining his Normal Retirement Age (i.e., no benefits under this Section 2.3.3 are paid if the Executive becomes disabled on or after his Normal Retirement Age), the Company shall pay the Executive an annual benefit which is calculated at the end of each Plan Year equal to the increase in the Retirement Account for the Plan Year. The benefit payments will be paid annual within sixty (60) days after the end of the Plan Year for which the payment is calculated. Benefits under this Section 2.3.3 shall commence at the end of the Plan Year in which Termination of Employment for Disability occurs and continue until the Executive's death. Total annual Disability benefit amounts subsequent to the commencement of benefit payments under Section 2.3.2 are not to exceed Normal Retirement Benefit amounts in
Section 2.1 by reducing the annual benefit provided for in this Section 2.3.3.

     A new Section 2.3.4 shall be added to the Agreement as follows:

     2.3.4 Payment of Additional Disability Amount. In addition to the Disability payments described in Section 2.3.2 and 2.3.3, the Executive shall receive an annual benefit beginning at Termination of Employment under this
Section 2.3.4 provided that the Executive incurs Disability prior to attaining his Normal Retirement Age. If the Executive incurs Disability prior to attaining his Normal Retirement Age (i.e., no benefits under this Section 2.3.4 are paid if the Executive becomes disabled on or after his Normal Retirement Age), the Company shall pay the Executive an annual benefit which is calculated at the end of each Plan Year equal to the increase in the Retirement Account II for the Plan Year. The benefit payments will be paid annually within sixty (60) days after the end of the Plan Year for which the payment is calculated. Benefits under this Section 2.3.4 shall commence at the end of the Plan Year in which Termination of Employment for Disability occurs and continue until the death of the Executive. Total annual Disability benefit amounts subsequent to the commencement of benefit payments under Section 2.3.2 are not to exceed Normal Retirement Benefit amounts in Section 2.1 and shall be reduced so as not to exceed the Normal Retirement Benefit amounts in Section 2.1 by reducing the annual benefit provided for in this Section 2.3.4.

     Article 6 of the Agreement shall be deleted in its entirety and replaced with a new Article 6 as follows:

                                    Article 6
                          Claims and Review Procedures

     6.1 For all claims other than disability benefits:

          6.1.1 Claims Procedure. Any individual ("Claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

               6.1.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

               6.1.1.2 Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

               6.1.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

               (a)  The specific reasons for the denial,

               (b) A reference to the specific provisions of this Agreement on which the denial is based,

               (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

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

               (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures, and

               (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

          6.1.2 Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

               6.1.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

               6.1.2.2 Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

               6.1.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

               6.1.2.4 Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

               6.1.2.5 Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b)  A  reference  to  the  specific   provisions   of  this
                         Agreement on which the denial is based,

                    (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits, and

                    (d) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

     6.2 For disability claims:

          6.2.1 Claims Procedures. Any individual ("Claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

               6.2.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

               6.2.1.2 Timing of Company Response. The Company shall notify the Claimant in writing or electronically of any adverse determination as set out in this Section.

               6.2.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b)  A  reference  to  the  specific   provisions   of  this
                         Agreement on which the denial is based,

                    (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

                    (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures,

                    (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

                    (f) [See ss.2560.503-1(g)(v)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company, and

                    (g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

               6.2.1.4 Timing of Notice of Denial/Extensions. The Company shall notify the Claimant of denial of benefits in writing or electronically not later than 45 days after receipt of the claim by the Company. The Company may elect to extend notification by two 30-day periods subject to the following requirements:

                    (a) For the first 30-day extension, the Company shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Company's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Company expects to render a decision.

                    (b) If the Company determines that a second 30-day extension is necessary based on factors beyond the Company's control, the Company shall follow the same procedure in (a) above, with the exception that the notification must be provided to the Claimant before the end of the first 30-day extension period.

                    (c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.

          6.2.2 Review Procedures - Denial of Benefits. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

               6.2.2.1 Initiation of Appeal. Within 180 days following notice of
          denial  of  benefits,   the  Claimant  shall  initiate  an  appeal  by
          submitting a written notice of appeal to Company.

               6.2.2.2 Submissions on Appeal - Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Company shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

               6.2.2.3 Additional Company Responsibilities on Appeal. On appeal, the Company shall:

                    (a) [See ss. 2560.503-1(h)(3)(i)-(v)] Take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

                    (b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Company who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

                    (c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

                    (d) Identify medical or vocational experts whose advise was obtained on behalf of the Company in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

                    (e) Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

                       6.2.2.4 Timing of Notification of Benefit Denial - Appeal
              Denial. The Company shall notify the Claimant not later than 45 days after receipt of the Claimant's request for review by the Company, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Company shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the determination on review.

                    6.2.2.5 Content of Notification of Benefit Denial. The Company shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

                    (a)  The   specific   reason  or  reasons  for  the  adverse
                         determination;

                    (b) Reference to the specific plan provisions on which the benefit determination is based;

                    (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

                    (d) A statement of the Claimant's right to bring an action under ERISA Section 502(a);

                    (e) [See ss.2560.503-1(j)(5)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company;

                    (f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

                    (g) The following statement: "You and your Company may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency."


     Schedule A of the Agreement shall be deleted in its entirety and replaced by the attached First Amended Schedule A.

     IN WITNESS OF THE ABOVE, the Executive and the Company have agreed to this First Amendment.

                              [SIGNATURES OMITTED]

Clark/Bardes Consulting      The Peoples National Bank       Plan Year Reporting
         Executive Salary Continuation Plan - First Amended - Schedule A


Ralph R. Ridgeway
DOB:  4/20/46                                                       Early Retirement                 Disability          Pre-retire.
Plan Anniv Date:  10/1/03                                                                                                   Death
Retirement Age:  65                                                    Installment                  Installment            Benefit
Payments:  Monthly Installments                                       Payable at 66                Payable at 66           Lump Sum
-------------------------------                                       -------------                -------------           --------
                                   Benefit       Accrual                       Based On                      Based On      Based On
Period                            Level (2)      Balance        Vesting        Benefit        Vesting         Accrual       Accrual
Ending                  Age          (1)           (2)            (3)            (4)            (5)             (6)           (7)
------                  ---       ---------      -------        -------        -------        -------         -------       -------
Jan 2003(1)             56                       85,773           100%              0           100%           16,511         85,773
                        1/31/03 Accrual Balance Rollover
Sep 2003                57       47,714         108,816           100%         47,714           100%           19,862        108,816
Sep 2004                58       49,623         147,673           100%         49,623           100%           24,889        147,673
Sep 2005                59       51,607         192,149           100%         51,607           100%           29,903        192,149
Sep 2006                60       53,672         243,380           100%         53,672           100%           34,973        243,380
Sep 2007                61       55,819         302,915           100%         55,819           100%           40,192        302,915

Sep 2008                62       58,051         373,010           100%         58,051           100%           45,699        373,010
Sep 2009                63       60,373         457,375           100%         60,373           100%           51,471        457,375
Sep 2010                64       62,788         563,681           100%         62,788           100%           58,879        563,681
Apr 2011                65       65,300         654,911           100%         65,300           100%           65,300        654,911

            April 20, 2011 Retirement; May 1, 2011First Payment Date

(1)  The first line reflects just the initial values as of January 31, 2003.
(2) The benefit amount is based on a $47,714 beginning benefit, inflating at 4.00% each year to $65,300 at retirement. The benefit amount also includes a 3.00 % nonguaranteed inflator during the payout period.